Exhibit 99.1

iPower Schedules Fiscal Second Quarter 2023 Conference Call

for February 14, 2023 at 4:30 p.m. ET

DUARTE, CA, February 7, 2023 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), a leading online retailer and supplier of consumer home and garden products, will host a conference call on Tuesday, February 14, 2023 at 4:30 p.m. Eastern time to discuss the financial results for its fiscal second quarter ended December 31, 2022. The Company’s results will be reported in a press release prior to the call.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, February 14, 2023
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a leading online retailer and supplier of consumer home and garden products. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its website, www.zenhydro.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com